EXHIBIT 4.8


  SCHEDULE OF DETAILS OF STOCK OPTION AGREEMENTS (IMMEDIATE VESTING - NON-PLAN)

                                     Date of        Number         Exercise      Vesting       Expiration
Employee                              Grant        of Shares         Price       Schedule         Date
-------------------                 ---------      ---------       ---------    ---------      ----------
John Clinton                        10/26/96          4,000          $9.50      Immediate       10/25/06

Saugatuck                           10/26/96          4,000          $9.50      Immediate       10/25/06
Associates II, Inc.

RFE Investment                      10/26/96          4,000          $9.50      Immediate       10/25/06
Partners IV, Inc.

Jerry M. Miller                     10/26/96          4,000          $9.50      Immediate       10/25/06

Gerard Vecchio                      10/26/96          4,000          $9.50      Immediate       10/25/06

Ronald W. Waisner                   10/26/96          4,000          $9.50      Immediate       10/25/06